Exhibit 10.40
TALX CORPORATION
RESTRICTED STOCK AGREEMENT (OUTSIDE DIRECTOR)
          THIS AGREEMENT, made as of the ___day of ___, ___by and between TALX Corporation, a Missouri corporation (hereinafter called the “Company”), and ______ (hereinafter called the “Director”);
          WITNESSETH THAT:
          WHEREAS, the Board of Directors of the Company (“Board of Directors”) desires to benefit the Company by increasing motivation on the part of the Director, who is materially important to the Company, by creating an incentive to remain as a director of the Company and to work to the very best of the Director’s abilities; and
          WHEREAS, to further this purpose, the Company desires to make a restricted stock award to the Director for ___(___) shares under the terms of the TALX Corporation 2005 Omnibus Incentive Plan (“Plan”):
          NOW, THEREFORE, in consideration of the premises, and of the mutual agreements hereinafter set forth, it is covenanted and agreed as follows:
          1. Terms of Award. Pursuant to action of the Committee, which action was taken on ___, 2005 (“Date of Award”), the Company awards to the Director ___ (___) shares of the common stock of the Company (“Common Stock”); provided, however, that the shares hereby awarded are nontransferable by the Director during the period described below and are subject to the risk of forfeiture described below. Prior to the time shares become transferable, the shares of Restricted Stock shall bear a legend indicating their nontransferability, and, if the Director terminates service as a director of the Company prior to the time a restriction lapses, the Director shall forfeit any shares of Restricted Stock which are still subject to the restrictions at the time of termination of such service.
          On the date ending one (1) year after the Date of Award, one-third of the shares of Restricted Stock shall become transferable by the Director if the Director is still a director of the Company on such date, and has been continuously serving as such a director since the Date of Award; on the date ending two (2) years after the Date of the Award, an additional one-third of the shares of Restricted Stock shall become transferable by the Director if the Director is still a director of the Company on such date, and has been continuously serving as such a director since the Date of Award; and on the date ending three (3) years after the Date of the Award, an additional one-third of the shares of Restricted Stock shall become transferable by the Director if the Director is still a director of the Company on such date, and has been continuously serving as such a director since the Date of Award. Notwithstanding the foregoing, any shares of Restricted Stock which become transferable shall only become so vested in whole shares, and the Director shall not be deemed vested in any fractional share. All of the shares of Restricted Stock which have not previously become transferable by the Director shall be forfeited by the Director on the date on which the Director ceases serving as a director of the Company.

          Notwithstanding the foregoing, in the event of a Change of Control (as defined in the Plan), all previously granted shares of Restricted Stock not yet free of the restrictions of this Section 1 shall become immediately free of such restrictions.
          2. Death or Disability of the Director. In the event of the death or Disability (as defined in the Plan) of the Director, all previously granted shares of Restricted Stock not yet free of the restrictions of Section 1 shall become immediately free of such restrictions. In the event of death, shares of Restricted Stock that become vested in accordance with this Section shall be distributed to the Director’s beneficiary designated by the Director on such form and in such manner as may be prescribed by the Company or, if the Director fails to designate a beneficiary in accordance with the foregoing, to the Director’s surviving spouse or, if there is no surviving spouse, in equal shares to the Director’s surviving children or, if there are no surviving children, to the Director’s estate.
          3. Cost of Restricted Stock. The purchase price of the shares of Restricted Stock shall be the par value of such shares determined as of the Date of Award, the receipt and adequacy of which are hereby acknowledged. In the event any shares of Restricted Stock are forfeited, the allocable portion of the purchase price shall be refunded to the Director.
          4. Adjustments Upon Changes in Capitalization or Corporate Acquisitions. Notwithstanding any other provision in the Agreement, if there is any change in the outstanding Common Stock by reason of any stock dividend, stock split, reverse stock split, recapitalization, merger, consolidation, statutory share exchange, sale of all or substantially all assets, split-up combination or exchange of shares or the like, and in the event of any such change in the outstanding Common Stock, the number and class of shares of Common Stock under this award of Restricted Stock not yet vested shall be appropriately adjusted by the Committee, whose determination shall be conclusive.
          5. No Right to Continued Service. Nothing in this Agreement shall be deemed to create any limitation or restriction on such rights as the Company otherwise would have to terminate the service of the Director.
          6. Administration. This award has been made pursuant to a determination made by the Committee, and the Committee or any successor or substitute committee authorized by the Board of Directors or the Board of Directors itself, subject to the express terms of this Agreement, shall have plenary authority to interpret any provision of this Agreement and to make any determinations necessary or advisable for the administration of this Agreement and may waive or amend any provisions hereof in any manner not adversely affecting the rights granted to the Director by the express terms hereof.
          7. Shares. The shares of Restricted Stock described herein shall be granted in the form of shares registered in the name of the Director but held by the Company until the restrictions on the award lapse, subject to forfeiture as provided herein. The Director will be entitled to all dividends and distributions paid on or with respect to the shares of Restricted Stock, and the Director will be entitled to instruct the Company how to vote the shares of Restricted Stock while subject to the restrictions herein. If the Director forfeits any rights the Director may have under this Agreement, the Director will, on the day following the event of forfeiture, no longer have any rights as a shareholder with respect to the forfeited portion of the shares of Restricted Stock or any interest therein (or with respect to any shares not then vested), and the Director will no longer be entitled to receive dividends and distributions with respect to those shares or vote (or instruct the Company how to vote) those shares of Restricted Stock as of any record date occurring thereafter.
          8. Grant Subject to Plan. This award of Restricted Stock is granted under and is expressly subject to all the terms and provisions of the Plan, and the terms of the Plan are incorporated herein by reference. Terms not defined herein shall have the meaning ascribed thereto in the Plan. THE DIRECTOR HEREBY ACKNOWLEDGES RECEIPT OF A COPY OF THE PLAN AND AGREES TO BE BOUND BY ALL THE TERMS AND PROVISIONS THEREOF.
          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf, and the Director has, by receipt of this Agreement and acceptance of the benefits hereunder, accepted the terms hereof, all as of the date first above written.

TALX CORPORATION

By:

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